Exhibit 99.1

9/24/2011

Edward D. Wirth III M.D., Ph.D.

18 Murlagan Avenue

Mountain View, CA 94043

Dear Edward:

It is with pleasure that we offer you the position of Chief Science Officer with InVivo Therapeutics Corporation reporting directly to the CEO with a start date on or around December 5, 2011.

As we are a start-up medical device company your duties and responsibilities will evolve every day, but you will have responsibility for leading and supporting InVivo’s Research & Development and Clinical activities.

In this position you will lead the scientific efforts of the company, managing development as well as partnerships for research and discovery. The role of the CSO will be to design, manage, and implement early and late development plans within budget and timelines.

Responsibilities will include, but are not limited to:

•	Establish and lead the Research & Development department’s activities to support a multi-product portfolio strategy

•	Lead collaborative technology development with academic and industry researchers

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Provide exemplary scientific and strategic leadership to influence operational excellence and to create an environment of collaborative research to drive successful programs that meet the business and scientific objectives of the Company

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Develop, manage, and provide strategic, scientific, medical and operational input into study protocols and development plants and provide oversight during execution of pre-clinical studies and clinical trials

•	Actively participate in cross-functional teams charged with executing various aspects of clinical development plants

One Broadway, 14th Floor

Cambridge, MA 02142

617-475-1520

•	Maintain a positive collaborative relationship with other functional heads while representing the technical organization

•	Build partnerships and relationships with the scientific community and industry partners

•	Ensure the Company has access to the most promising research programs in the field of regenerative medicine for nervous system diseases

•	Profile the Company as the leading resource for biomaterial-based regenerative medicine for the central nervous system

•	Assist in the financial management of the Company by helping to establish budgets and balance resource needs

•	Participate in analysis and review of data and editing of documents; clinical study reports, protocols, case report forms, statistical analysis plans, manuscripts, etc.

•	Facilitate and/or deliver scientific/medical information and clinical research findings through symposia, lectures, and meetings

•	Direct market development activities, communicate clinical data to outside healthcare professionals including key opinion leaders

•	Present information on the Company and the Company’s products at meetings with various federal agencies including the FDA and other healthcare bodies

•	Develop and execute a publication plan

•	Identify current and future opportunities based on emerging healthcare practices

•	Develop and maintain positive relationship with the healthcare community

Additional responsibilities could arise based on daily operations and activities of the company.

Compensation and Benefits

The annual salary for the position is $277,000.00 and we will issue 775,000 options that will vest over 4 years. In addition, there will be a $37,000.00 sign on bonus payable at 30 days of employment.

By Commonwealth of MA law you will be on a 30-day trial period, after which you will be eligible for the following benefits if you are still employed by InVivo:

•	PPO Medical Insurance with 80% employer contribution

•	Dental and Vision Insurance with 100% employer contribution

•	Life, Short-Term and Long-Term Disability Insurance with 100% employer contribution

One Broadway, 14th Floor

Cambridge, MA 02142

617-475-1520

•	Performance bonus up to 20% of salary after one year of employment awarded annually by the CEO on February 1st

•	The possibility of additional stock options will be assessed annually

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Enrollment in 401(k) plan includes a 100% matching contribution made by the company payable in InVivo stock up to 5% of your salary. For example you may save $10,000 and invest in a midcap fund and InVivo will give you $10,000 of InVivo stock. Direct purchase of InVivo stock is an investment option in the 401K plan. Our 401K plan includes top performing mutual funds as investment choices for you.

•	Flexible Spending Account with $5,000/year maximum

•	21 annual paid vacation days approved by the CEO

•	3 annual personal days

•	3 annual sick days

•	You will have annual performance reviews, and your performance standards will be established by senior management

Your employment will be in an at-will basis, and may be terminated by either you or the InVivo Therapeutics Corporation, at any time and for any reason with our without notice.

Accepted:
Edward D. Wirth III

Date:	9/24/11

Best Regards,

Frank Reynolds, CEO

InVivo Therapeutics Corporation

One Broadway, 14th Floor

Cambridge, MA 02142

617-475-1520